EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94141) pertaining to the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. of our report dated June 23, 2004, with respect to the financial statements and schedule of the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

San Juan, Puerto Rico
June 28, 2004